King Mutual Fund Services
			Telephone Script


		      CONSECO MUTUAL FUNDS
		      --------------------



Introduction
------------
Hello, Mr./Mrs. (Shareholder). This is not a marketing call. I am calling with regard to your investment in the Conseco Funds. My name is ________________ and I'm a proxy representative with D.F. King & Co. calling at the request of Conseco Funds. We're currently contacting shareholders of the Funds to assist in getting the necessary proxy votes for the shareholder meetings scheduled for January 22, 2004. Did you receive the materials from the fund?

	--------------------------------------------------------
	If not, then help the shareholder obtain the material he requires. If a NOBO, give them the 800# and have them call back when they receive. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as "14" or "15".
	--------------------------------------------------------

Are you familiar with the proposal?  Do you have any questions?

	--------------------------------------------------------
	Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of the proposal. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.
	--------------------------------------------------------

At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. If you prefer, you can also vote by internet or touch-tone telephone by following the instructions in your mailing information. Otherwise, if you'd like, I can record your vote over the telephone right now. Okay?

	--------------------------------------------------------
	Allow the person to give you a response. If the person says he/she has already sent in the proxy, do not ask how he/she voted.
	--------------------------------------------------------

Here is how we will proceed. I will record this phone call. I will ask you for your name, your address and the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity). Finally, I will confirm that you have received the proxy materials. Then I will take your votes. Within 72 hours, you will be mailed a letter confirming your votes, which will tell you how to make any changes you wish. Are you ready?


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Begin the Vote
--------------
At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of the Conseco Funds. Today's date is __________ and the time is
__________.

May I please have your full name? If shareholder is an entity, may I please have your title? Can you confirm that you are authorized to direct the voting of these Conseco Funds shares?

May I please have your address?

May I have the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

	--------------------------------------------------------
	Input the last 4 digits of the SSN. You may not proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his shares. However, if the shareholder continues
	to resist, you have no choice but to politely end the call.
	--------------------------------------------------------

Have you received the proxy materials?


Actual Voting
-------------
Your Board Members are asking you to consider a proposal which they have studied carefully. They recommend that you vote in favor of the proposal. Would you like to vote in favor of the proposal as recommended by your Board?

	--------------------------------------------------------
	If you are required to read the proposal individually, end each proposal by saying, "Your Board recommends that you vote in favor. How would you like to vote"? For most proposals, the valid responses are

			F = For proposal.
			A = Against proposal.
			B = Abstain.

	For Director voting, the only valid responses are:

		F = For at least one or more of the nominees.
		W = Withhold authority for all nominees.
	--------------------------------------------------------

Closing
-------
I have recorded your votes. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto the fund. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.



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			CONSECO MUTUAL FUNDS


		Automated Answering Machine Message
		-----------------------------------

Hello, this message is being left on behalf of your investment in the Conseco Mutual Funds. You should have recently received proxy materials in the mail concerning the Special Shareholders Meetings to be held on January 22, 2004.

After reviewing the mailing information and at your earliest convenience, please sign, date, and return the proxy card in the postage paid envelope provided. If you prefer, you can also vote by Internet or touch-tone telephone by following the instructions included in the mailing information.

If you have any questions regarding the information that you are being asked to consider or need new proxy materials, please call our proxy solicitor D.F. King & Co., Inc. at 1-800-628-8510.

Thank you for your consideration.



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------------------------------------------------------------------------
			REMINDER MAILING #1
------------------------------------------------------------------------


			Conseco Fund Group
	11815 N. Pennsylvania Street, Carmel, Indiana 46032


January 5, 2004

Special Meeting of Shareholders to be held on Thursday January 22, 2004.

Dear Shareholder:

Recently we sent you proxy material regarding the Special Meeting of Shareholders to take place on January 22, 2004. The Funds' records indicated that we have not received your important vote. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid the possibility of an adjournment. In order for your shares to be represented, we need to receive your instructions before the Meeting on January 22nd at 10:00 a.m. Eastern Time.

EVERY VOTE COUNTS!

You may think your vote is not important, but it is critical to enable the Conseco Fund Group to hold the meeting as scheduled, so please vote immediately. Any additional solicitations are costly and time-consuming. We urge you to vote your proxy now. You and all other shareholders will benefit from your cooperation.

	---------------------------------------------------

      After careful review, the Board of Trustees has unanimously recommended a vote "FOR" the proposal detailed in your proxy statement. If you have any questions, please call the Fund's proxy solicitor,
      D.F. King & Co., Inc., toll free at 1-800-628-8510.


    For your convenience, please use one of these easy methods to register your vote:

1.	BY TOUCH TONE PHONE.
	Please call us toll-free 24 hours a day at the number indicated on your proxy card. Follow the simple voting instructions provided.

2.	BY INTERNET.
	Visit the web site and vote per the instructions on the enclosed proxy card.

3.	BY MAIL.

	---------------------------------------------------

Simply return your executed proxy in the enclosed postage paid envelope immediately so that we will receive it by January 22, 2004.


DON'T HESITATE.  PLEASE VOTE TODAY!



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